UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   August 17, 2009

ZAP
(Exact name of Registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA	95401
(Address of principal executive offices)	(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into Material Definitive Agreement

On August 17, 2009, the Company entered into a Memorandum of Understanding (MOU) with ETI Tech Corporation Berhad to utilize their ETI Tech Battery together with the Battery Management System in ZAP’s current and future electric vehicles. If no definitive agreement is signed with 90 days, the MOU will be considered to lapse and expire.

It is also the intention of ZAP and ETI Tech to embark on a Joint Cooperation whereby ZAP will distribute ZAP Electric vehicles produced by ETI Tech or ETI Tech identified partner(s) in Malaysia and will be the manufacturing partner, supplier, and or distributor for the Middle East through Al Yousuf Group. This group is also a major investor in ZAP, whose President is also a director of ZAP.

Section 9.01 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits	Description

10.1	Memorandum of Understanding for Proposed Manufacturing and Distribution Agreement in Malaysia with ZAP, Dated August 17, 2009.

99.1	Press Release Dated August 19, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: August 20, 2009	By:	/s/ Steven M. Schneider
Chief Executive Officer